CUSIP NO. 45838M104                                         Page 8 of 16 Pages

                                  Exhibit 1

Subject:       Vertical's Proposal
Date:          Fri, 09 Jul 1999 13:15:10-0700
From:          avi suriel
Organization:  Suriel Financial Consulting
To:


Dear Bill:

Following our conversation today, I'd like to summarize our suggested agreement for your consideration:

1) The Board will be restructured to include 3 members nominated by Vertical, 2 independent directors nominated by the Underwriter (Royce), and 2 by you (we are open to include 3 of your team).

INTENTIONALLY OMITTED




Sincerely,




Avi